Exhibit 3.3

                           ARTICLES OF INCORPORATION
                                       OF
                         BLACK HILLS HOLDING CORPORATION


         Executed by the undersigned for the purpose of forming a South Dakota business corporation under Chapter 47 of SDCL.

                                   ARTICLE I.

         The name of the Corporation is Black Hills Holding Corporation.

                                   ARTICLE II.

         The period of existence is perpetual.

                                  ARTICLE III.

         The purposes for which this Corporation is organized include, without limitation, to acquire, hold, purchase, sell, assign, transfer, exchange, mortgage, pledge, or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by, any other corporation of the state of South Dakota, or any other state, and, while the owner of such stock, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon; to enter into plans of merger, consolidation, or exchange with any other corporation of the state of South Dakota or any other state; to aid in any manner any corporation or association, any shares of stock of which, or any bonds, debentures, notes, securities, evidences of indebtedness, contracts, or obligations of which, are held by or for the Corporation, or in which, or in the welfare of which, the Corporation shall have any interest; to do any acts designed to protect, preserve, improve or enhance the value of any property at any time held or controlled by the Corporation, or in which it may be at any time interested; to organize, promote, or facilitate the organization of subsidiary companies; to purchase, hold, sell and transfer shares of its own capital stock in the manner and to the extent provided by any law, rule or regulation; and to generally engage in any lawful act or activity and to enjoy and exercise all the rights, powers and privileges which are now or may hereafter be conferred upon corporations organized under the laws of the state of South Dakota. The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the above enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the Corporation, but is in furtherance of and in addition to the general powers conferred by the laws of the state of South Dakota.

                                   ARTICLE IV.

         The amount of total authorized capital stock of the Corporation is 125,000,000 shares consisting of:

          A. 100,000,000 shares of Common Stock, having a par value of $1 per share; and

          B.   25,000,000 shares of Preferred Stock, without par value.

                                    ARTICLE V

     A. Each holder of Common Stock shall at every meeting of the shareholders be entitled to one vote for each share of Common Stock held by him.

     B. The Board of Directors of the Corporation is authorized, subject to limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and by filing a statement pursuant to the applicable law of the state of South Dakota, to establish from time to time the number of shares to be included in such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations, and restrictions thereof.

         The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

     1) The number of shares constituting that series and the distinctive designation of that series;

     2) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on the shares of that series;

     3) Whether that series shall have voting rights, in addition to any voting rights provided by law, and if so, the terms of such voting rights, including, but not limited to, rights to elect a specified number of Directors in the event that dividends, if any, on Preferred Stock, remain unpaid for a specified period of time;

     4) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;


     5) Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

     6) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

     7) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;

     8) Any other relative rights, preferences, and limitations of that series.

         Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividends shall be paid or declared and set apart for payment on the Common Stock with respect to the same dividend period.

         If upon any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

     C. Neither the holders of the Common Stock nor the holders of any Preferred Stock shall have any preemptive rights to subscribe to any issue of stock or other securities of any class of the Corporation.

                                   ARTICLE VI.

         The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors, the number of which shall not be less than nine; provided, (i) the Board of Directors may change the number of Directors by amendments to its bylaws, and (ii) whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more Directors of the Corporation, the number of Directors shall be increased to the extent necessary to give effect to such voting rights.

         The Board of  Directors  shall be and is divided  into  three  classes:
Class I, Class II, and Class III, which shall be as nearly equal in number as possible, with the term of office of one class expiring each year. At the annual meeting of shareholders in 2000, Directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting; Directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting; and Directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting.

         Any vacancies in the Board of Directors, for any reason, including any newly created directorships resulting from any increase in the number of Directors may be filled by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any Director so chosen shall hold office until the next election of the class for which such Director shall have been chosen.

         The Board of Directors is expressly authorized to determine the rights, powers, duties, rules and procedures that affect the power of the Board of Directors to manage and direct the business and affairs of the corporation, including the power to designate and empower the committees of the Board of Directors, to elect, appoint and empower the officers and other agents of the corporation, and to determine the time and place of, and the notice requirements for, Board meetings as well as quorum and voting requirements for, and the manner of taking, Board action.

         Each Director shall serve for a term continuing until the annual meeting of shareholders at which the term of the class to which he was elected expires and until his successor is elected and qualified or until his or her earlier death, resignation or removal; except a Director may be removed from office prior to the expiration of his or her term only for cause and by a vote of the majority of the total number of members of the Board of Directors without including the Director who is the subject of the removal determination and without such Director being entitled to vote thereon.

         Notwithstanding anything contained in this Articles to the contrary, the affirmative vote or concurrence of the holders of at least 80 percent of the Common Stock entitled to vote thereon and 66 percent of the Preferred Stock entitled to vote thereon shall be required to alter, amend, or repeal this
Article VI.

                                  ARTICLE VII.

     A. In addition to any other approvals and voting requirements mandated by law and other provisions of these Articles of Incorporation, the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of "Voting Stock" (as hereinafter defined) of this Corporation (the "Company") shall be required for the approval or authorization of any "Business Transaction" (as hereinafter defined) with any "Related Person" (as hereinafter defined) or any Business Transaction in which a Related Person has an interest (except proportionately as a shareholder of the Company); provided, the eighty percent (80%) voting requirement shall not be applicable if either:

               1) the "Continuing Directors" (as hereinafter defined) of the Company by at least a majority vote thereof (a) have expressly approved in advance the acquisition of the outstanding shares of Voting Stock that caused such Related Person to become a Related Person, or (b) have expressly approved such Business Transaction; or

               2) all of the following conditions (a), (b) and (c) shall have been met:

                  (a) the cash or fair market value (as determined by at least a majority of the Continuing Directors) of the property, securities or other consideration to be received per share by holders of Voting Stock of the Company (other than the Related Person) in the Business Transaction is not less than the "Highest Purchase Price" or the "Highest Equivalent Price" (as those terms are hereinafter defined) paid by the Related Person involved in the Business Transaction in acquiring any of its holdings of the Company's Voting Stock;

                  (b)      the ratio of:

                           (w) the aggregate amount of the cash and the fair market value or other consideration to be received per share by holders of Common Stock in such Business Transaction, to

                           (x) the market price of the Common Stock  immediately
                           prior   to  the   announcement   of   such   Business
                           Transaction,

                           is at least as great as the ratio of:

                           (y) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers'
                           fees) which the Related Person involved in such Business Transaction has theretofore paid for any shares of Common Stock acquired by it, to

                           (z) the market price of the Common Stock immediately prior to the initial acquisition by such Related Person of any Common Stock; and

                  (c) the consideration to be received by holders of each class of capital stock in such Business Transaction shall be the same form and of the same kind as the consideration paid by the Related Person in acquiring the shares of that class of capital stock already owned by it.

     B.   For purposes of this Article VII:

               1) The term "Business Transaction" shall include, without limitation, (a) any merger, consolidation or plan of exchange of the Company, or any entity controlled by or under common control with the Company, with or into any Related Person, or any entity controlled by or under common control with such Related Person, (b) any merger, consolidation or plan of exchange of a Related Person, or any entity controlled by or under common control with such Related Person, with or into the Company or any entity controlled by or under common control with the Company, (c) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the property and assets of the Company, or any entity controlled by or under common control with the Company, to a Related Person, or any entity controlled by or under common control with such Related Person,
          (d) any purchase, lease, exchange, transfer or other acquisition (in one transaction or a series of transactions), including, without limitation, a mortgage or any other security device, of all or any Substantial Part of the property and assets of a Related Person or any entity controlled by or under common control with such Related Person, by the Company or any entity controlled by or under common control with the Company, (e) any recapitalization of the Company that would have the effect of increasing the voting power of a Related Person,
          (f) the issuance, sale, exchange or other disposition of any securities of the Company, or of any entity controlled by or under common control with the Company, by the Company or by any entity controlled by or under common control with the Company, (g) any liquidation, spin-off, split-off, split-up or dissolution of the Company, and (h) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Transaction.

               2) The term "Related Person" shall mean and include (a) any individual, corporation, association, trust, partnership or other person or entity (a "Person") which, together with its "Affiliates" (as hereinafter defined) and "Associates" (as hereinafter defined), "Beneficially Owns" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 as in effect at March 27, 1986) in the aggregate ten percent (10%) or more of the outstanding Voting Stock of the Company, and (b) any Affiliate or Associate (other than the Company or a subsidiary of the Company of which the Company owns, directly or indirectly, more than eighty percent (80%) of the voting stock) of any such Person. Two or more Persons acting in concert for the purpose of acquiring, holding or disposing of Voting Stock of the Company shall be deemed a "Person."

               3) Without  limitation,  any share of Voting Stock of the Company that any Related Person has the right to acquire at any time (notwithstanding that Rule 13d-3 deems such shares to be beneficially owned only if such right may be exercised within 60 days) pursuant to any agreement, contract, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed to be Beneficially Owned by such Related Person and to be outstanding for purposes of clause B(2) above.

               4) For the purposes of  subparagraph  (2) of paragraph A. of this
          Article VII, the term "other consideration to be received" shall include, without limitation, Common Stock or other capital stock of the Company retained by its existing stockholders, other than any Related Person or other Person who is a party to such Business Transaction, in the event of a Business Transaction in which the Company is the survivor.

               5) The term "Voting Stock" shall mean all of the outstanding shares of capital stock of the Company entitled to vote generally in the election of Directors, considered as one class, and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

               6) The term "Continuing Director" shall mean any member of the Board of Directors of the Company (the "Board") who is unaffiliated with, and not a nominee of, the Related Person involved in a Business Transaction and was a member of the Board prior to the time that the Related Person became a Related Person and any successor of a Continuing Director who is unaffiliated with, not a nominee of, the Related Person and is designated to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

               7) A Related Person shall be deemed to have acquired a share of the Voting Stock of the Company at the time when such Related Person became the Beneficial Owner thereof. With respect to the shares owned by Affiliates, Associates or other Persons whose ownership is attributed to a Related Person under the foregoing definition of Related Person, if the price paid by such Related Person for such shares is not determinable by a majority of the Continuing Directors, the price so paid shall be deemed to be the higher of (a) the price paid upon the acquisition thereof by the Affiliate, Associate or other Person or (b) the market price of the shares in question at the time when such Related Person became the Beneficial Owner thereof.

               8) The terms "Highest Purchase Price" and "Highest Equivalent Price" as used in this Article VII shall mean the following: If there is only one class of capital stock of the Company issued and outstanding, the Highest Purchase Price shall mean the highest price that can be determined to have been paid at any time by the Related Person involved in the Business Transaction for any share or shares of that class of capital stock. If there is more than one class of capital stock of the Company issued and outstanding, the Highest Equivalent Price shall mean, with respect to each class and series of capital stock of the Company, the amount determined by a majority of the Continuing Directors, on whatever basis they believe is appropriate, to be the highest per share price equivalent to the highest price that can be determined to have been paid at any time by the Related Person for any share or shares of any class or series of capital stock of the Company. The Highest Purchase Price and the Highest Equivalent Price shall include any brokerage commissions, transfer taxes and soliciting dealers' fees paid by a Related Person with respect to the shares of capital stock of the Company acquired by such Related Person. In the case of any Business Transaction with a Related Person, the Continuing Directors shall determine the Highest Purchase Price or the Highest Equivalent Price for each class and series of the capital stock of the Company. The Highest Purchase Price and Highest Equivalent Price shall be appropriately adjusted to reflect the occurrence of any reclassification, recapitalization, stock split, reverse stock split or other readjustment in the number of outstanding shares of capital stock of the Company, or the declaration of a stock dividend thereon, between the last date upon which the Related Party paid the Highest Purchase Price or Highest Equivalent Price and the effective date of the merger or consolidation or the date of distribution to stockholders of the Company of the proceeds from the sale of all or substantially all of the assets of the Company.

               9) The term "Substantial Part" shall mean ten percent (10%) or more of the fair market value of the total assets of the Person in question, as reflected on the most recent balance sheet of such Person existing at the time the stockholders of the Company would be required to approve or authorize the Business Transaction involving the assets constituting any such Substantial Part.

               10) The term "Affiliate," used to indicate a relationship with a specified Person, shall mean a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

               11) The term "Associate," used to indicate a relationship with a specified Person, shall mean (a) any entity of which such specified Person is an officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities, (b) any trust or other estate in which such specified Person has a substantial beneficial interest or as to which such specified Person serves as trustee or in a similar fiduciary capacity,
          (c) any relative or spouse of such specified Person, or any relative of such spouse, who has the same home as such specified Person or who is a Director or officer of the Company or any of its subsidiaries, and (d) any Person who is a Director or officer of such specified Person or any of its parents or subsidiaries (other than the Company or an entity controlled by or under common control with the Company).

               12) The term "subsidiary," when used to indicate a relationship with a specified Person, shall mean an Affiliate controlled by such Person directly, or indirectly through one or more intermediaries.

     C. For the purposes of this Article VII, a majority of the Continuing Directors shall have the power to make a good faith determination, on the basis of information known to them, of: 1) the number of shares of Voting Stock that any Person Beneficially Owns, 2) whether a Person is an Affiliate or Associate of another, 3) whether a Person has an agreement, contract, arrangement or understanding with another or some other right as to the matters referred to in subparagraph B(1)(h) or B(3) hereof, 4) whether the assets subject to any Business Transaction constitute a Substantial Part, 5) whether any Business Transaction is one in which a Related Person has an interest (except proportionately as a shareholder of the Company), 6) the date of the initial acquisition of Common Stock by a Related Person, 7) whether the consideration to be received is in the same form as to the matter referred to in subparagraph A(2)(c), and 8) such other matters with respect to which a determination is required under this Article VII.

D. The provisions set forth in this Article VII may not be amended, altered, changed or repealed in any respect unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the outstanding shares of Voting Stock of the Company.

                                  ARTICLE VIII.

         The Corporation will not commence business until consideration of the value of at least $1,000 has been received for issuance of shares.

                                   ARTICLE IX.

         The complete address, including the street address of the Corporation's registered office is 625 Ninth Street, Rapid City, South Dakota 57701, and the name of its registered agent at such address is Roxann R. Basham.

                                   ARTICLE X.

         The number of Directors constituting the initial Board of Directors is one and the name and address of the persons who is to serve as initial Director:


      NAME                                                ADDRESS

Roxann R. Basham                                    625 Ninth Street, 4th floor
                                                    P. O. Box 1400
                                                    Rapid City, SD  57709-1400


                                   ARTICLE XI.

         The name and address of the incorporator is:


       NAME                                                ADDRESS

Roxann R. Basham                                    625 Ninth Street, 4th floor
                                                    P. O. Box 1400
                                                    Rapid City, SD  57709-1400

                                  ARTICLE XII.

         Except  as  otherwise  expressly  provided  by the laws of the State of
South  Dakota,  the  following  additional   provisions  are  inserted  for  the
regulation of the business and for the conduct of the affairs of this Corporation and its Directors and shareholders:

     A. No contract or other transaction between this Corporation and any other corporation shall be void or voidable because of the fact that Directors of this Corporation are Directors of such other corporation, if such contract or transaction shall be approved or ratified by the affirmative vote of a majority of the Directors present at a meeting of the Board of Directors, who are not so interested. Any Director individually, or any firm of which any Director is a partner, may be a party to or may be interested in any contract or transaction of this Corporation provided that such contract or transaction shall be approved or ratified by the affirmative vote of at least a majority of the Directors present at a meeting of the Board of Directors, who are not so interested, nor shall any Director be liable to account to this Corporation for any profit realized by him from or through any such transaction or contract of this Corporation, ratified or approved as aforesaid, by reason of his interest in such transaction or contract. Directors so interested may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum.

     B. The Board of Directors, in addition to the powers and authority expressly conferred upon it hereinbefore and by statute and by the Bylaws, is hereby empowered to exercise all such powers as may be exercised by the Corporation; subject, nevertheless, to the provisions of the laws of the State of South Dakota and of these Articles of Incorporation.

     C. To the fullest extent permitted by South Dakota law governing this Corporation as the same exists or may hereafter be amended, a Director of this Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any violation of ss.ss. 47-5-15 to 47-5-19, inclusive, of the South Dakota Codified Laws, or (iv) for any transaction from which the Director derived an improper personal benefit.

     D. The provisions of South Dakota Codified Laws ss.ss. 47-33-8 through 47-33-16, inclusive, do not apply to control share acquisitions (as defined by South Dakota Codified Laws ss. 47-33-3(l)) of shares of this Corporation.

         Dated this ____ day of _____________, 2000.



                                       ---------------------------------------
                                       ROXANN R. BASHAM



STATE OF SOUTH DAKOTA

COUNTY OF PENNINGTON

         On this ____ day of ____________, 2000, before me, the undersigned officer, appeared Roxann R. Basham, known to me or satisfactorily proven to be the person whose name is subscribed to the foregoing instrument and she acknowledged to me that she executed the same for the purposes contained therein.

         IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                             ----------------------------------
                                             Notary Public
(SEAL)


                           CONSENT OF REGISTERED AGENT

     I, Roxann R. Basham, hereby give my consent to serve as the registered agent for Black Hills Holding Corporation.

     Dated ________________, 2000.


                                           -----------------------------------
                                           Roxann R. Basham